Exhibit 10.2

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into on the 17th day of June, 2026 (the “Effective Date”), by and among:

Ohmyhome Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands, with its registered office at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands, and listed on the Nasdaq Stock Market (the “Seller”); and

Sterling Oat Ltd., a company incorporated under the laws of the British Virgin Islands, with its business office at 7 Kovan road #12-28 Singapore 544896 (the “Buyer”).

The Seller and the Buyer are collectively referred to as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, the Seller is the legal and beneficial owner of all of the issued and outstanding shares in the capital of Ohmyhome (BVI) Limited, a company incorporated under the laws of the British Virgin Islands, representing 100% of the equity interest in the Company (the “Target Shares”);

WHEREAS, the Seller desires to sell the Target Shares to the Buyer, and the Buyer desires to purchase the Target Shares from the Seller, upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the Parties agree as follows:

ARTICLE I: PURCHASE AND SALE

1.1 Sale and Purchase of Shares Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Seller shall sell, assign, transfer and convey to the Buyer, and the Buyer shall purchase from the Seller, the Shares free and clear of all liens, encumbrances, claims or restrictions of any kind.

ARTICLE II: CONSIDERATION AND PAYMENT TERMS

2.1 The aggregate Purchase Price for the Shares shall be US$1.00.

2.2 The Purchase Price shall be paid in USD by wire transfer to the bank account designated by the Seller as follows:

(a) Payment: Upon satisfaction of the conditions to Closing and completion of the transfer of the Shares (including execution of the instrument of transfer and update of the Company’s Register of Members), the Buyer shall pay the Purchase Price, i.e., US$1.00 (the “Payment”), within 5 business days after the Parties mutually confirm in writing that the transfer has been duly completed (the “Closing Confirmation”).

ARTICLE III: CLOSING AND COMPLETION

3.1 The closing of the transactions contemplated hereby (the “Closing”) shall take place remotely via electronic exchange of documents on a date to be mutually agreed by the Parties, but no later than 30 days after the Agreement Date (the “Closing Date”), or at such other time and place as the Parties may agree.

3.2 At Closing

(a) The Seller shall deliver to the Buyer: (i) a duly executed instrument of transfer in respect of the Shares in a form reasonably acceptable to the Buyer and compliant with the BVI Business Companies Act; (ii) the original share certificate(s) for the Shares; and (iii) such other documents as may be required to effect the transfer and update the Company’s Register of Members.

(b) The Buyer shall deliver the Final Payment in accordance with Section 2.2(b) upon receipt of the Closing Confirmation.

(c) The Parties shall cause the Company to update its Register of Members to reflect the Buyer as the sole registered holder of the Shares.

ARTICLE IV: REPRESENTATIONS AND WARRANTIES

4.1 Seller’s Representations. The Seller represents and warrants to the Buyer that:

Authority: The Seller has the full corporate power and authority to enter into this Agreement. The execution of this Agreement has obtained all necessary authorizations.

Compliance: To the Seller’s knowledge, the transaction does not violate any rules or regulations applicable to the Seller.

Ownership: The Seller is the sole legal and beneficial owner of the Target Shares, and such shares are fully paid and non-assessable.

4.2 Buyer’s Representations. The Buyer represents and warrants to the Seller that:

Solvency and Funds: The Buyer has sufficient and legally obtained funds (compliant with Anti-Money Laundering laws) to satisfy the Purchase Price.

Authorization: The Buyer has obtained all necessary internal approvals to execute this transaction.

ARTICLE V: COVENANTS AND REGULATORY COMPLIANCE

5.1 The Parties shall cooperate to effect the transfer, including obtaining any necessary regulatory consents (if applicable) and updating beneficial ownership information in accordance with BVI requirements.

5.2 Each Party shall indemnify the other against losses arising from any breach of its representations, warranties or covenants hereunder.

ARTICLE VI: GOVERNING LAW AND DISPUTE RESOLUTION

6.1 This Agreement shall be governed by and construed in accordance with the laws of the British Virgin Islands. Any dispute arising out of or in connection with this Agreement shall be referred to and finally resolved by arbitration in British Virgin Islands under the rules of British Virgin Islands.

ARTICLE VII: MISCELLANEOUS

7.1 Expenses. Each Party shall bear its own costs and expenses in connection with this Agreement, except as otherwise provided.

7.2 Counterparts. This Agreement constitutes the entire understanding between the Parties. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party shall execute such further documents as reasonably required to give full effect to this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above.

SELLER:
Ohmyhome Limited

By:
Name:	PRASETYO Agus
Title:	Chief Executive Officer

BUYER:
Sterling Oat Ltd.

By:
Name:
Title:	Authorized Signatory

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